HF HOLDINGS, INC.





                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT





                         Dated as of September 26, 2006

                                                                      Page
                                                                      ----
1.      DEFINITIONS                                                      2
        1.1     Certain Definitions                                      2
        1.2     Certain Matters of Construction                          9
        1.3     Cross Reference Table                                   10
2.      [RESERVED]                                                      11
3.      VOTING AGREEMENT                                                11
        3.1     Election of Directors                                   12
        3.2     Removal of Directors                                    12
        3.3     Successors                                              14
        3.4     Required Consents                                       14
        3.5     Committees                                              14
        3.6     Fees                                                    14
        3.7     Proxy; the Company                                      15
        3.8     Action by the Board                                     15
        3.9     Period                                                  15
4.      CERTAIN TRANSFER RIGHTS AND RESTRICTIONS                        16
        4.1     Securities                                              16
        4.2     [RESERVED].                                             17
        4.3     Lock Up                                                 17
        4.4     Prohibited Transfers                                    17
        4.5     Transfers by the Bain Investor or by Inverness          17
        4.6     Change in Control                                       17
        4.7     Transfer Conditions                                     17
        4.8     Period                                                  18
5.      JUNIOR MANAGEMENT AND CS OPTIONS                                18
        5.1     Junior Management                                       18
        5.2     CS                                                      21
6.      "COME ALONG" RIGHTS                                             22
        6.1     Procedure                                               23
        6.2     Certain Legal Requirements                              23
        6.3     Further Assurances                                      24
        6.4     Closing                                                 24
        6.5     Fairness Opinions in Certain Circumstances              24
        6.6     Period                                                  25
7.      "CO-SALE" RIGHTS                                                25
        7.1     Tag Along                                               25
        7.2     Certain Legal Requirements                              27
        7.3     Further Assurances                                      28
        7.4     Closing                                                 28
        7.5     Excluded Transactions                                   28
        7.6     Period                                                  29
8.      REGISTRATION RIGHTS                                             29
        8.1     Piggyback Registration Rights                           29
        8.2     Demand Registration Rights                              31
        8.3     Certain Other Provisions                                33
        8.4     Indemnification and Contribution                        35
        8.5     Lock-up                                                 38
9.      [RESERVED]                                                      38
10.     DETERMINATION OF FAIR MARKET VALUE                              38
11.     REMEDIES                                                        39
        11.1    Generally                                               39
        11.2    Deposit                                                 39
12.     LEGENDS                                                         39
        12.1    Securities Act Legend                                   39
        12.2    Amended and Restated Stockholders Agreement Legend      40
        12.3    Option-Eligible Shares Legend                           40
        12.4    Stop Transfer Instruction                               41
13.     AMENDMENT, TERMINATION, ETC                                     41
        13.1    No Oral Modification                                    41
        13.2    Written Modifications                                   41
14.     MISCELLANEOUS                                                   41
        14.1    Authority; Effect                                       41
        14.2    Notices                                                 42
        14.3    Binding Effect, etc                                     43
        14.4    Descriptive Headings                                    44
        14.5    Counterparts                                            44
        14.6    Severability                                            44
        14.7    Joint and Several Liability of the Company and ICON     44
        14.8    Third Party Beneficiaries                               44
        14.9    Termination of Equity Commitment Letter                 44
        14.10   Limitation on CS Acquisitions                           44
15.     GOVERNING LAW                                                   45
        15.1    Governing Law                                           45
        15.2    Consent to Jurisdiction                                 45
        15.3    WAIVER OF JURY TRIAL                                    45
        15.4    Reliance                                                46

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

      This Amended and Restated Stockholders Agreement (the "Agreement") is made as of September 26, 2006 by and among:
        (i)     HF Holdings, Inc., a Delaware corporation (the "Company"),

        (ii)    ICON Health & Fitness, Inc. a Delaware corporation ("ICON"),

        (iii) HF Investment Holdings, LLC, a Delaware limited liability company (the "LLC"),

        (iv) Credit Suisse Securities (USA) LLC (f/k/a Credit Suisse First Boston Corporation), a Delaware limited liability company (together with its Affiliates, "CS"),

        (v) each of (A) Gary E. Stevenson, an individual residing in Riverheight, UT, (B) GS ICON LLC ("GS"), a Delaware limited liability company wholly owned by Gary E. Stevenson, (C) Scott R. Watterson, an individual residing in Providence, UT, and (D) SW ICON LLC ("SW"), a Delaware limited liability company wholly owned by Scott R. Watterson,

        (vi) Robert C. Gay, an individual residing in Wellington, FL ("Robert Gay") and BG ICON LLC, a Nevada limited liability company ("Gay"),

        (vii) BCIP Associates, L.P., a Delaware limited partnership (the "Bain Investor"),

        (viii) Inverness/Phoenix Partners LP, a Delaware limited partnership ("Inverness/Phoenix"), and

        (ix) each of Lee Ming Tsung, an individual residing in Taipei, Taiwan, Wan-Chung Ko, an individual residing in Yaoyuan Hsien, Taiwan, the estate of Stanley C. Tuttleman and any other parties signing a counterpart signature page hereto as of the date hereof (collectively, the "Other Investors," and each an "Other Investor").

For the sole purpose of consenting to the amendment and restatement of the Original Agreement (as defined below), BCP IV Grantor Trust, a trust and assignee of Bain Capital Fund IV, L.P. ("BCP") and BCIP Trust Associates, L.P., a Delaware limited partnership ("BCIP Trust," and together with BCP and the Bain Investor, the "Bain Entities") and Executive Capital Partners I LP, a Delaware limited partnership ("Executive Capital" and together with Inverness/Phoenix, "Inverness"), are signatories to this Agreement, but not otherwise parties hereto.

                                    Recitals

      1. Pursuant to a Subscription and Stock Purchase Agreement dated as of September 27, 1999 (the "LLC Purchase Agreement"), the LLC has purchased shares of Common Stock, par value $.001 per share (the "Common Stock") of the Company. Simultaneously therewith, CS, the Bain Entities (or certain Affiliates thereof), certain of the Senior Management Investors, Inverness and the Other Investors have purchased membership interests in the LLC.

      2. Pursuant to a Securities Purchase Agreement dated as of September 27, 1999 (the "CS Purchase Agreement"), CS has purchased shares of Common Stock and a note convertible into shares of Common Stock (the "CS Convertible Note"). In addition, pursuant to the Exchange Offers (as defined herein), CS acquired warrants to purchase shares of Common Stock (the "CS Warrants"). For the avoidance of doubt, the CS Warrants do not constitute Non-CS Warrants (as defined below) and do constitute CS Securities (as defined below) for all purposes of this Agreement.

      3. Pursuant to the Exchange Offers, the former bondholders of ICON, IHF Holdings, Inc. and ICON Fitness Corporation who participated in the Exchange Offers (the "Non-CS Initial Warrantholders") acquired warrants to purchase shares of Common Stock (the "Non-CS Warrants").

      4. Concurrent with the closings under the LLC Purchase Agreement and CS Purchase Agreement, certain of the Senior Management Investors have received shares of Common Stock. In addition, subsequent to the closings under the LLC Purchase Agreement and CS Purchase Agreement, certain members of the junior management of ICON who executed a Joinder and Supplement to the Original Agreement (the "Junior Management Initial Investors") have been granted options to purchase shares of Common Stock under the Company's 1999 Junior Management Stock Option Plan.

      5. Pursuant to an Interests Purchase Agreement dated as of the date hereof (the "Interests Purchase Agreement"), the CS Investors, certain of the Senior Management Investors, Gay and certain of the Other Investors have purchased membership interests in the LLC from the Bain Entities and Inverness. Exhibit A attached hereto sets forth a summary of the transactions consummated pursuant to the Interests Purchase Agreement.

      6. The parties believe that it is in the best interests of the Company and the Investors to continue to: (i) provide that certain shares of Common Stock shall be transferable only upon compliance with the terms hereof; (ii) provide the Company with certain rights and obligations with respect to the purchase of shares of Common Stock under certain circumstances; (iii) provide for certain rights and obligations of the CS Investors, the Senior Management Investors, the Gay Investors and certain of the Other Investors with respect to the election of directors of the Company; and (iv) set forth their agreements on certain other matters, all as herein provided.


                                   Agreement

      Now, therefore, in consideration of the foregoing and the mutual agreements set forth below, the parties hereto, each intending to be legally bound, hereby agree as follows:

      1. DEFINITIONS.  For purposes of this Agreement:

      1.1 Certain Definitions. The following terms shall have the following meanings:
      1.1.1 "Affiliate" shall mean, with respect to any specified Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified.
      1.1.2 "Board" shall mean the Board of Directors of the Company.
      1.1.3 "Business Day" shall mean a day when national banks are open for business in Boston and New York City.
      1.1.4 "Closing" shall mean the closing of the transactions contemplated under the Interests Purchase Agreement.
      1.1.5 "CS Investors" shall mean CS and any Permitted Transferee thereof which, from time to time, acquires Securities and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such person agrees to be bound by the terms of this Agreement to the same extent as CS.
      1.1.6 "CS Majority Holders" shall mean, as of any date, the holders of a majority of the CS Securities outstanding on such date.
      1.1.7 "CS Securities" shall mean (a) all shares of Common Stock issued to, purchased by or held by, directly or indirectly (for the avoidance of doubt, including such shares held by the LLC for the benefit of any CS Investor), any CS Investor, whenever issued, including, without limitation, all shares of Common Stock issued pursuant to the exercise or conversion of any Options; (b) all Options granted or issued to any CS Investor (treating such Options as a number of shares of Common Stock equal to the number of Equivalent Shares represented by such Options for all purposes of this Agreement); and (c) all securities into which any such shares or Options are converted or exchanged; provided that CS Securities shall not include any shares of Common Stock, Options or other securities that are not held by a CS Investor at the relevant time; and provided, further, that CS Securities Transferred (i) pursuant to and in compliance with Section 8 hereof, or (ii) in compliance with this Agreement in any Public O ffering or under Rule 144 shall in the hands of the recipient not constitute CS Securities for any purpose of this Agreement. A list of CS Securities and securities of the LLC owned by CS immediately following the Closing is attached as Schedule 1.1.7.
      1.1.8 "Equivalent Shares" shall mean as to any outstanding shares of Common Stock, such number of shares of Common Stock, and as to any outstanding Options, the maximum number of shares of Common Stock for which or into which such Options may at the time be exercised or converted.
      1.1.9 "Exchange Act" shall mean Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.
      1.1.10 "Exchange Offers" shall mean the exchange offers effected with respect to ICON's 13% Senior Subordinated Notes due 2002, IHF Holdings, Inc.'s 15% Senior Secured Discount Notes due 2004 and ICON Fitness Corporation's 14% Senior Discount Notes due 2006 as described in the Company's and ICON's Exchange Offer and Consent Solicitation Statement, dated July 30, 1999, as amended and supplemented from time to time.
      1.1.11 "Fair Market Value" shall mean, as of any date, the fair value of any Security or other securities as of the applicable date, as determined pursuant to Section 10.
      1.1.12 "Gay Investors" shall mean Gay and any Permitted Transferee thereof which, from time to time, acquires Securities and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such person agrees to be bound by the terms of this Agreement to the same extent as Gay.
      1.1.13 "Gay Majority Holders" shall mean, as of any date, the holders of a majority of the Gay Securities outstanding on such date.
      1.1.14 "Gay Securities" shall mean (a) all shares of Common Stock issued to, purchased by or held by, directly or indirectly (for the avoidance of doubt, including such shares held by the LLC for the benefit of any Gay Investor), any Gay Investor, whenever issued, including, without limitation, all shares of Common Stock issued pursuant to the exercise or conversion of any Options; (b) all Options granted or issued to any Gay Investor (treating such Options as a number of shares of Common Stock equal to the number of Equivalent Shares represented by such Options for all purposes of this Agreement); and (c) all securities into which any such shares or Options are converted or exchanged; provided that Gay Securities shall not include any shares of Common Stock, Options or other securities that are not held by a Gay Investor at the relevant time; and provided, further, that Gay Securities Transferred (i) pursuant to and in compliance with Section 8 hereof, or (ii) in compliance with this Agreement in any
Public Offering or under Rule 144 shall in the hands of the recipient not constitute Gay Securities for any purpose of this Agreement.
      1.1.15 "ICON Bonds" shall mean the 11.25% unsecured Subordinated Note due 2012 in the aggregate original principal amount of $155,000,000.
      1.1.16 "Immediate Family" shall mean, with respect to any individual, each spouse, parent, brother, sister or child of such individual, each spouse of any such Person, each child of any of the aforementioned Persons, each trust created solely for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.
      1.1.17 "Independent Investment Banking Firm" means any nationally recognized investment banking firm listed on Schedule 1.1.17 hereto which is not
(i) the beneficial owner or holder of any equity interest in ICON, or (ii) an Affiliate of any stockholder of the Company or of any member of the LLC.
      1.1.18 "Initial Public Offering" shall mean the first Public Offering of shares of Common Stock registered on form S-1, S-2 or S-3 (or any successor form) under the Securities Act.
      1.1.19 "Investor" shall mean any of the Management Investors, the CS Investors, the Gay Investors, the Bain Investor and the Other Investors.
      1.1.20 "Junior Management Investors" shall mean each Junior Management Initial Investor and any other officer or employee of the Company or any of its subsidiaries designated by the Board to be a Junior Management Investor hereunder and any Permitted Transferee thereof who, from time to time, acquires Securities and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such person agrees to be bound by the terms of this Agreement to the same extent as a Junior Management Investor.
      1.1.21 "Junior Management Securities" shall mean (a) all shares of Common Stock issued to, purchased by or held by, directly or indirectly (for the avoidance of doubt, including such shares held by the LLC for the benefit of any Junior Management Investor), any Junior Management Investor, whenever issued, including, without limitation, all shares of Common Stock issued pursuant to the exercise or conversion of any Options; (b) all Options granted or issued to any Junior Management Investor (treating such Options as a number of shares of Common Stock equal to the number of Equivalent Shares represented by such Options for all purposes of this Agreement); and (c) all securities into which any such shares or Options are converted or exchanged; provided that Junior Management Securities shall not include any shares of Common Stock, Options or other securities that are not held by a Junior Management Investor at the relevant time; and provided, further, that Junior Management Securities Transferred (i) purs uant to and in compliance with Section 8 hereof, or (ii) in compliance with this Agreement in any Public Offering or under Rule 144 shall in the hands of the recipient not constitute Junior Management Securities for any purpose of this Agreement.
      1.1.22 "Liquidity Event" shall mean the occurrence of (i) the consummation by the Company of an Initial Public Offering with gross proceeds greater than $50 million, (ii) the merger or consolidation of the Company or ICON with or into another entity, or sale of stock of the Company or ICON, in which the holders of outstanding voting securities of the Company as of the date hereof (including for such purpose the holders of membership interests in the LLC) cease to own, directly or indirectly, greater than 51% of the outstanding voting securities of the entity surviving such merger or consolidation or sale or (iii) the sale of all or substantially all of the assets of the Company or ICON.
      1.1.23 "LLC Liquidation" shall mean the distribution of substantially all of the assets of the LLC to its members.
      1.1.24 "Management Investor" shall mean any Senior Management Investor or Junior Management Investor.
      1.1.25 "Management Majority Holders" shall mean, as of any date, the holders of a majority of the Management Securities outstanding on such date.
      1.1.26 "Management Securities" shall mean the Senior Management Securities and the Junior Management Securities.
      1.1.27 "Non-CS Warrantholder" shall mean each of the Non-CS Initial Warrantholders, and any other Person which, from time to time, acquires Non-CS Warrant Securities and thereby becomes entitled to the benefits of certain provisions of this Agreement.
      1.1.28 "Non-CS Majority Warrantholders" shall mean, as of any date, the holders of a majority of the Non-CS Warrant Securities outstanding on such date.
      1.1.29 "Non-CS Warrant Securities" shall mean all Non-CS Warrants originally issued in the Exchange Offers (treating such Non-CS Warrants as a number of shares of Common Stock equal to the number of Equivalent Shares represented by such Non CS Warrants for all purposes of this Agreement except as otherwise specifically set forth herein) and all shares of Common Stock issued upon exercise or conversion of Non CS Warrants (or issued upon conversion of or otherwise with respect to shares of Common Stock issued upon exercise or conversion of Non-CS Warrants), whenever issued; provided, that Non-CS Warrant Securities Transferred (i) pursuant to and in compliance with Section 8 hereof, or (ii) in compliance with this Agreement in any Public Offering or under Rule 144 shall in the hands of the recipient not constitute Non-CS Warrant Securities for any purpose of this Agreement.
      1.1.30 "Option-Eligible Shares" shall mean the shares of Common Stock originally issued to (or issued upon conversion of or otherwise with respect to the shares of Common Stock originally issued to) the LLC on the date hereof, which shares of Common Stock shall remain Option-Eligible Shares in the hands of any transferee until termination of the Junior Management Options and the CS Option set forth in Section 5.
      1.1.31 "Options" shall mean (i) any options or warrants or other rights to subscribe for, purchase or otherwise acquire Common Stock, including the CS Warrants and the CS Convertible Note, and (ii) any evidence of indebtedness, shares of stock (other than Common Stock) or other securities which are directly or indirectly convertible or exchangeable for shares of Common Stock, but shall exclude the Non-CS Warrants.
      1.1.32 "Original Agreement" shall mean the Company's Stockholders Agreement dated as of September 27, 1999.
      1.1.33 "Person" shall mean any individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.
      1.1.34 "Prohibited Transferee" shall mean any Person listed in Schedule
1.1.34 hereof. The Board shall be entitled to add or remove the name of any Person from Schedule 1.1.34 from time to time upon its determination in good faith that such Person is, or is no longer, a competitor of ICON (as applicable).
      1.1.35 "Registrable Securities" shall mean (i) all shares of Common Stock held by any party to this Agreement, (ii) all shares of Common Stock issued or issuable upon exercise or conversion of any Option or any Non-CS Warrant held by any party to this Agreement, and (iii) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (a) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) they have been distributed to the public through a broker, dealer or market maker pursuant to Rule 144, or (c) the holder thereof may sell all of its shares of Common Stock under Rule 144 within a th ree month period, provided such holder owns less than 1% of the outstanding shares of Common Stock, in each case in compliance with any applicable provisions of this Agreement.
      1.1.36 "Rule 144" shall mean Rule 144, as from time to time in effect, promulgated by the Securities and Exchange Commission under the Securities Act (including, without limitation, clause (k) thereof).
      1.1.37 "Securities" shall mean all shares of Common Stock and all Options, but shall not include the Non-CS Warrant Securities.
      1.1.38 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.
      1.1.39 "Senior Management Investors" shall mean each of Scott R. Watterson, SW, Gary E. Stevenson, GS and any Permitted Transferee thereof or other holder of Class A Units of the LLC who, from time to time, acquires Securities and becomes party to this Agreement by executing and delivering to the Company an instrument in form satisfactory to the Company pursuant to which such person agrees to be bound by the terms of this Agreement to the same extent as Scott R. Watterson or Gary E. Stevenson.
      1.1.40 "Senior Management Majority Holders" shall mean, as of any date, the holders of a majority of the Senior Management Securities outstanding on such date.
      1.1.41 "Senior Management Securities" shall mean (a) all shares of Common Stock issued to, purchased by or held by, directly or indirectly (for the avoidance of doubt, including such shares held by the LLC for the benefit of any Senior Management Investor), any Senior Management Investor, whenever issued, including, without limitation, all shares of Common Stock issued pursuant to the exercise or conversion of any Options; (b) all Options granted or issued to any Senior Management Investor (treating such Options as a number of shares of Common Stock equal to the number of Equivalent Shares represented by such Options for all purposes of this Agreement); and (c) all securities into which any such shares or Options are converted or exchanged; provided that Senior Management Securities shall not include any shares of Common Stock, Options or other securities that are not held by a Senior Management Investor on the relevant time; and provided, further, that Senior Management Securities Transferred (i) purs uant to and in compliance with Section 8 hereof, or (ii) in compliance with this Agreement in any Public Offering or under Rule 144 shall in the hands of the recipient not constitute Senior Management Securities for any purpose of this Agreement.
      1.1.42 "Transfer" shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Securities to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.
      1.1.43 "Voting Shares" shall mean, with respect to any matter to be voted upon, all shares of Common Stock included in the Securities entitled to vote with respect to such matter.

      1.2 Certain Matters of Construction. In addition to the definitions referred to as set forth in the Section 1.1:
      (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;
      (b) References to a Section, Schedule or Exhibit are to a Section of, or Schedule or Exhibit to, this Agreement;
      (c) Definitions shall be equally applicable to both the singular and plural forms of the terms defined;
      (d) The masculine, feminine and neuter genders shall each include the others;
      (e) Except as otherwise provided herein, any Person who holds Options or Non-CS Warrants shall be deemed to be the holder of the Registrable Securities obtainable upon exercise or conversion of the Options or Non-CS Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the exercise or conversion of the Options or Non-CS Warrants; and
      (f) Whenever a percentage of one or more types of Securities is specified, such percentage shall be calculated on the basis of the number of Registrable Securities represented by such one or more types.

      1.3 Cross Reference Table. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:



Term                                                    Definition
----------------                                        ----------------
"Agreement"                                             Preamble
"Bain Entities"                                         Preamble
"Bain Investor"                                         Preamble
"BCP"                                                   Preamble
"BCIP Trust"                                            Preamble
"Cause"                                                 Section 3.2
"CEO Director"                                          Section 3.1
"Come Along Notice"                                     Section 6.1
"Common Stock"                                          Recitals
"Company"                                               Preamble
"Covered Person"                                        Section 8.4.1
"CS"                                                    Preamble
"CS Closing"                                            Section 5.2.3
"CS Convertible Note"                                   Recitals
"CS Designated Directors"                               Section 3.1
"CS Option"                                             Section 5.2
"CS Option-Eligible Shares"                             Section 5.2
"CS Purchase Agreement"                                 Recitals
"CS Purchase Price"                                     Section 5.2
"Equity Commitment Letter"                              Section 14.9
"Exercising Purchaser"                                  Section 5.1.2
"Gay"                                                   Preamble
"Gay Designated Directors"                              Section 3.1
"Gay Disability"                                        Section 3.3
"GS"                                                    Preamble
"ICON"                                                  Preamble
"Individual Underwriting Agreement Representations"     Section 8.1.2
"Initiating Holder"                                     Section 8.2.1.1
"Initiating Sellers"                                    Section 6
"Interests Purchase Agreement"                          Recitals
"Inverness"                                             Preamble
"Junior Management Closing"                             Section 5.1.4
"Junior Management Options"                             Section 5.1
"Junior Management Option-Eligible Shares"              Section 5.1
"Junior Management Purchase Price"                      Section 5.1
"Liquidity Event Notice"                                Section 5.1.1; 5.2.1
"LLC"                                                   Preamble
"LLC Purchase Agreement"                                Recitals
"Majority Initiating Holders"                           Section 8.2.2
"Management Designated Directors"                       Section 3.1
"Non-Complying Investor"                                Section 11.2
"Non-CS Warrants"                                       Recitals
"Non-CS Initial Warrantholders"                         Recitals
"Option-Eligible Share Sellers"                         Section 5.1.2; 5.2.2
"Other Investors(s)"                                    Preamble
"Participating Seller"                                  Section 6.1; 7.1.2
"Permitted Transferee(s)"                               Section 4.1.2
"Proposed Buyer"                                        Section 6; 7.1
"Proposed Seller"                                       Section 7.1
"Public Offering"                                       Section 8.1.1
"Robert Gay"                                            Preamble
"Sale"                                                  Section 6; 7.1
"Sale Percentage"                                       Section 6; 7.1.1
"Section 6.5 Opinion"                                   Section 6.5.1
"Section 6.5 Request Date"                              Section 6.5.1
"SW"                                                    Preamble
"Tag Along Notice"                                      Section 7.1.1
"Tag Along Offerees"                                    Section 7.1.1
"Third Party"                                           Section 14.10
"Transfer"                                              Section 4.1


      2. [RESERVED].

      3. VOTING AGREEMENT.

      3.1 Election of Directors. Each holder of Voting Shares hereby agrees to cast all votes to which such holder is entitled in respect of the Voting Shares now or hereafter owned by such holder, whether at any annual or special meeting of stockholders, by written consent or otherwise, to:

(i) fix the initial number of directors constituting the Board at nine (9);

(ii) (A) elect as a director of the Company each of three (3) individuals that may be designated by the Senior Management Majority Holders (the "Management Designated Directors"), (B) elect as a director of the Company each of three (3) individuals that may be designated by the CS Majority Holders (the "CS Designated Directors"), (C) elect as a director of the Company each of two (2) individuals that may be designated by Robert Gay (or, if applicable, alternatively designated by such other persons as provided for in the first proviso of Section 3.3) (the "Gay Designated Directors"), and (D) elect as a director of the Company the individual then serving as the President and Chief Executive Officer of ICON ("CEO Director").

      3.2 Removal of Directors. Directors on the Board may be removed as follows:

 (i) any director may be removed for Cause by decision of at least two-thirds (2/3) of the other directors, in which case the Investor or group of Investors that designated such director may designate a replacement director and each holder of Voting Shares party hereto agrees to cause such replacement director to be elected as a director of the Company in accordance with Section 3.1;

 (ii) any Management Designated Director may be removed by the Senior Management Majority Holders at any time, with or without Cause, in which case the Senior Management Majority Holders may designate a replacement director and each holder of Voting Shares party hereto agrees to cause such replacement director to be elected as a director of the Company in accordance with Section 3.1;

 (iii) one Management Designated Director shall be removed (and shall immediately cease to serve as a director) at such time when Scott R. Watterson and Gary E. Stevenson cease to hold, in the aggregate, directly or indirectly, at least two-thirds (2/3) of the total number of Senior Management Securities held by them, directly or indirectly, immediately after the Closing; one Management Designated Director shall be removed (and shall immediately cease to serve as a director) at such time when Scott R. Watterson and Gary E. Stevenson cease to hold, in the aggregate, directly or indirectly, at least one-third (1/3) of the total number of Senior Management Securities held by them, directly or indirectly, immediately after the Closing; and one Management Designated Director shall be removed (and shall immediately cease to serve as a director) at such time when Scott R. Watterson and Gary E. Stevenson cease to hold, directly or indirectly, any Senior Management Securities; provided, however, that for the purposes of this Section 3.2(iii), Transfers in connection with incapacity or death of either Scott R. Watterson or Gary E. Stevenson shall not be deemed to constitute cessation of holdings;

 (iv) any CS Designated Director may be removed by the CS Majority Holders at any time, with or without Cause, in which case the CS Majority Holders may designate a replacement director and each holder of Voting Shares party hereto agrees to cause such replacement director to be elected as a director of the Company in accordance with Section 3.1;

 (v) one CS Designated Director shall be removed (and shall immediately cease to serve as a director) at such time when the CS Investors cease to hold, in the aggregate, directly or indirectly, at least two-thirds (2/3) of the total number of CS Securities held by the CS Investors, directly or indirectly, immediately after the Closing; one CS Designated Director shall be removed (and shall immediately cease to serve as a director) at such time when the CS Investors cease to hold, in the aggregate, directly or indirectly, at least one-third (1/3) of the total number of CS Securities held by the CS Investors immediately after the Closing; and one CS Designated Director shall be removed (and shall immediately cease to serve as a director) at such time when the CS Investors cease to hold, directly or indirectly, any CS Securities;

 (vi) any Gay Designated Director may be removed by Robert Gay at any time, with or without Cause, in which case Robert Gay may designate a replacement director and each holder of Voting Shares party hereto agrees to cause such replacement director to be elected as a director of the Company in accordance with Section 3.1; provided, that in the event of a Gay Disability, any Gay Designated Director may be removed by Ron Mika (or such other persons as provided in the first proviso of Section 3.3);

 (vii) one Gay Designated Director shall be removed (and shall immediately cease to serve as a director) at such time when the Gay Investors cease to hold, in the aggregate, directly or indirectly, at least one-half (1/2) of the total number of Gay Securities held by Gay, directly or indirectly, immediately after the Closing; and one Gay Designated Director shall be removed (and shall immediately cease to serve as a director) at such time when the Gay Investors cease to hold, directly or indirectly, any Gay Securities; provided, however, that no Gay Designated Director shall be removed pursuant to this paragraph
(vii) until such time as all the Management Designated Directors or all the CS Designated Directors are removed pursuant to Section 3.2(iii) or Section 3.2(v), as applicable; and

 (viii) the CEO Director shall be removed (and shall immediately cease to serve as a director) at such time as he or she ceases to serve as the Chief Executive Officer of ICON.

Each time when a director is removed pursuant to clauses (iii), (v) or (vii) above, the number of directors constituting the Board shall be reduced by one. As used herein, "Cause" means such director's (a) willful and continued failure to substantially perform his or her duties as a director of the Company, the LLC or any of their respective subsidiaries, (b) willful conduct that is substantially injurious, monetarily or otherwise, to the Company, LLC or any of their respective subsidiaries, (c) indictment or conviction for, or guilty plea to, a felony or a crime involving moral turpitude, (d) habitual abuse of illegal drugs or other controlled substances or habitual intoxication, or (e) willful and continued breach of a material provision of this Agreement, which breach is not cured within thirty (30) days after receiving written notice from the Board describing the breach in reasonable detail and stating that the Company will consider the continuation of such breach as Cause hereunder.

      3.3 Successors. In the event a director shall cease to serve for any reason, then, (i) in the case of a Management Designated Director, Scott R. Watterson shall have the right to nominate a successor Management Designated Director; provided, however, that if Scott R. Watterson is incapacitated or dies, Gary E. Stevenson shall have such right to nominate the successor to such Management Designated Director; provided, further, that if both Scott R. Watterson and Gary E. Stevenson have died or are incapacitated, Scott R. Watterson's legal representative, heir, legatee or distributes (collectively) shall have the right to nominate the successor to such Management Designated Director; provided, further, that if Scott R. Watterson's legal representative, heir, legatee or distributes have not nominated the successor to such Management Designated Director promptly after such Director ceases to serve on the Board, Gary E. Stevenson's legal representative, heir, legatee or distributes (collectively) shall have the right to nominate the successor to such Management Designated Director, (ii) in the case of a CS Designated Director, the CS Majority Holders shall have the right to nominate a successor CS Designated Director, (iii) in the case of any Gay Designated Director, Robert Gay shall have the right to nominate a successor Gay Designated Director; provided, however, that in the event Robert Gay is not able to designate or has not promptly designated any successor Gay Designated Director(s)
(a "Gay Disability"), (A) Ron Mika shall have the right to nominate such successor Gay Designated Director(s) (including himself), or (B) if Ron Mika is not able to designate or has not designated any such successor Gay Designated Director(s), such Director(s) shall be designated by the mutual consent of the Senior Management Majority Holder and the CS Majority Holders; and (iv) in the case of the CEO Director, each holder of Voting Shares agrees to cause all directors designated by it to nominate the then residing Chief Executive Officer of ICON; provided, that no director removed for Cause shall be renominated or reelected. Each holder of Voting Shares shall, upon receipt of notice identifying such nominee, promptly take all action necessary to cause the appointment of such nominee to the Board pursuant to this Agreement and the Company's By-laws and Certificate of Incorporation, each as amended and in effect from time to time.

      3.4 Required Consents. The Company agrees that it will not, and it will not permit ICON or any of its other subsidiaries to take any action (including any action by the applicable board of directors or any committee thereof) with respect to any of the following matters without the approval of the Board: (i) any offering of securities of the Company; (ii) any sale of a substantial portion of the assets of the Company or any of its subsidiaries; (iii) any merger or consolidation, except for a merger or consolidation between any direct or indirect wholly-owned subsidiaries of the Company and any other direct or indirect wholly-owned subsidiaries; (iv) any transaction constituting a change in control of the Company; (v) any transaction to which Section 6 (subject to Section 6.6) or Section 7 applies; and (vi) a Liquidity Event.

      3.5 Committees. Each committee of the Board shall be composed so that the representation thereon of Management Designated Directors, CS Designated Directors, Gay Designated Directors and the CEO Director shall be in the same proportion, as nearly as may be, as the representation of such directors on the whole Board, except as consented to by the Senior Management Majority Holders, CS Majority Holders and Robert Gay (or in the event of a Gay Disability, by each of the Gay Designated Director(s)), in each case, if entitled to designate the director(s) to be excluded; provided, however, that no Management Designated Director or CEO Director shall sit on the audit committee or any committee charged with consideration of matters related to compensation, employee stock options, or the like.

      3.6 Fees. The Company will pay the members of the Board (or CS in the case of any CS Designated Director who is an employee of CS or any of its Affiliates, as the CS Majority Holders notify the Company in writing) an annual fee for their services to the Board in the amount of $40,000 each, and shall reimburse each of them for their reasonable travel and out-of-pocket expenses incurred in connection with their Board services.

      3.7 Proxy; the Company.

      3.7.1 Proxy. In order to assist in the implementation of the foregoing provisions of this Section 3, each holder of Voting Shares hereby constitutes and appoints Scott R. Watterson (or in the event that Scott R. Watterson is incapacitated or dies, Gary E. Stevenson) and Robert Gay (or in the event of a Gay Disability, one of the Gay Designated Directors), and each of them, as attorneys and proxies, with full power of substitution, to receive all notices, and to represent, vote and consent, with respect to all Voting Shares held by such holder, without any notice to such holder (such notice being expressly waived by such holder), whether or not said representation, vote or consent benefits the interests of any of said proxies, but only with respect to (i) any matters presented to the stockholders of the Company, in their capacity as such, for approval and following the approval of the Board, in which case all Voting Shares shall be voted in the manner determined by the Board (except with respect to amendments or waivers to this Agreement), and (ii) any and all of the matters specified in, and only in the manner contemplated by, Sections 3.1, 3.3 and 3.4. The foregoing proxy is irrevocable, is coupled with an interest in the Company generally and shall remain in full force and effect notwithstanding the passage of time (including without limitation the three-year (3) period specified in Section 212(b) of the Delaware Corporation Law) until terminated in accordance with the provisions of Section 3.8.
      3.7.2 Company to Allow No Inconsistent Action. The Company agrees not to give effect to any action by any holder of shares of Common Stock which is in contravention of this Section 3.

      3.8 Action by the Board. A quorum of the Board shall consist of a majority of the number of directors then constituting the Board, of whom at least one shall be a Management Designated Director, one shall be a CS Designated Director and one shall be a Gay Designated Director (in each case, for so long as there is at least one such director serving on the Board). All actions of the Board shall require (i) the affirmative vote of at least a majority of the directors then constituting the Board at a meeting of the Board at which a quorum is present; provided that in the event of a Gay Disability, and until two (2) Gay Designated Directors serve as members of the Board, an action of the Board shall require the affirmative vote of (1) each of the CS Designated Directors and the Management Designated Directors, (2) each of the CS Designated Directors and the remaining Gay Designated Director, or (3) each of the Management Designated Directors and the remaining Gay Designated Director, or (ii) the unanimous written consent of the Board. If any director personally has, or has been designated by any Investors who have, a financial interest in a matter under consideration by the Board (other than its interest in the Company solely in its capacity as an employee, officer, director or stockholder of the Company), such director shall be considered present for purposes of establishing a quorum but shall not be considered to be present for purposes of determining whether a majority of directors present at the meeting have approved the relevant matter.

      3.9 Period. The foregoing provisions of this Section 3 shall expire on the earlier of (i) the date of termination of this Agreement, and (ii) a Liquidity Event.

      4. CERTAIN TRANSFER RIGHTS AND RESTRICTIONS.

      4.1 Securities. No stockholder who is a party to this Agreement shall sell, assign, pledge, encumber, hypothecate, mortgage, exchange, give away, dispose of or otherwise transfer, voluntarily or involuntarily by operation of law, pursuant to judicial process or otherwise (herein, whether used as a noun or a verb, collectively called a "Transfer"), all or any part of the economic or other rights that comprise its Securities, except, notwithstanding anything to the contrary contained herein, as permitted by this Section 4.1 and not otherwise prohibited by Section 8.5. Any attempted Transfer of Securities not permitted by this Section 4.1 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.
      4.1.1 Transfers under this Agreement, etc. Any Investor may Transfer any or all Securities held by such Investor: (i) to the Company or any subsidiary of the Company in one or more transactions approved by the Board, (ii) on the terms and subject to the conditions of Sections 4.1.2, 5, 6, 7 or 8, or (iii) pursuant to Rule 144 after the Initial Public Offering.
      4.1.2 Permitted Transfers of Securities. Notwithstanding anything to the contrary contained herein (but subject to the conditions of Sections 4.3, 4.4, 4.5, 4.6 and 4.7), an Investor may at any time effect any of the following Transfers of Securities (each transferee of such Investor in respect of any Transfer described in any of clauses (i) through (iv), a "Permitted Transferee"):

(i) if an individual, any Transfer of any or all Securities held by such Investor following such Investor's death by will or intestacy to such Investor's legal representative, heir, legatee or distributes, whether or not such transferee is a member of such Investor's Immediate Family;

(ii) if an individual, any Transfer of any or all Securities held by such Investor as a gift or gifts during such Investor's lifetime to such Investor's Immediate Family and/or Affiliate; provided that the Transferring Investor shall retain voting control of the Transferred Securities; and provided, further, that any such Affiliate shall re-Transfer such Securities to such Investor within five (5) calendar days after ceasing to be an Affiliate of such Investor;

(iii) if a Senior Management Investor, any Transfer of any or all Securities held by such Investor as a charitable gift to any Person which is described in
Section 501(c)(3) of the Internal Revenue Code of 1986 or any Transfer to such Investor's (or such Investor's Affiliate's) "rabbi trust" or deferred compensation accounts with the Company or any to any Affiliate of such Investor; provided, that any such Affiliate shall re-Transfer such Securities to such Investor within five (5) calendar days after ceasing to be an Affiliate of such Investor;

(iv) if a CS Investor or other institutional investor (other than Gay or any Gay Investor), any Transfer of any or all Securities held by such Investor to any Affiliate of such Investor in a bona fide Transfer not part of a transaction or series of transactions that results in the direct or indirect Transfer of such Securities to a Person not an Affiliate of such Investor; provided, that any such Affiliate shall re-Transfer such Securities to such Investor within five
(5) calendar days after ceasing to be an Affiliate of such Investor; or

(v) If an Investor, any Transfer upon the terms and conditions approved by the Board; provided, however, that (x) such Person shall not be deemed a "CS Investor", "Management Investor", "Senior Management Investor", "Junior Management Investor" or "Gay Investor," as applicable, for the purposes of this Agreement and shall not be entitled to the rights of a CS Investor, Management Investor, Senior Management Investor, Junior Management Investor or Gay Investor, as applicable, pursuant to Sections 3, 6, 7, 8 or 13.2 hereof; (y) upon such Transfer, such Securities shall cease to be CS Securities, Management Securities, Senior Management Securities, Junior Management Securities or Gay Securities for the purposes of this Agreement; and (z) such Person shall become subject to all of the obligations of this Agreement.

      4.2 [RESERVED].

      4.3 Lock Up. Notwithstanding any provision to the contrary contained herein, no Transfer may be made pursuant to this Section 4 except in compliance with the provisions of Section 8.5 hereof.

      4.4 Prohibited Transfers. Notwithstanding anything to the contrary herein, no holder of Securities may Transfer any Securities to any Prohibited Transferee or any Affiliate thereof, unless such Transfer is consummated in connection with a Liquidity Event.

      4.5 Transfers by the Bain Investor or by Inverness. Notwithstanding anything to the contrary herein, so long as the ICON Bonds remain outstanding, neither the Bain Investor nor Inverness shall Transfer any of its Securities, unless such Transfer is consummated in connection with a Liquidity Event.

      4.6 Change in Control. Notwithstanding anything to the contrary herein, no holder of Securities may Transfer any Securities if such Transfer would result in a "change of control" of ICON under the ICON Bonds or under the ICON senior credit facility, unless such Transfer is consummated in connection with a Liquidity Event.

      4.7 Transfer Conditions. Notwithstanding anything to the contrary herein, no holder of Securities may Transfer, and the Company may not issue, Transfer or sell, any Securities (other than any issuance upon exercise of any Options to the holders thereof) unless (i) such Transfer, issuance or sale of Securities is not in violation of the provisions of this Section 4, and (ii) the transferee or the purchaser of such Securities (if other than (A) the Company or another existing stockholder thereof, (B) a transferee of Securities made under Rule 144 or any successor provision under the Securities Act, or (C) a transferee of Securities pursuant to an offer and sale registered under the Securities Act) agrees to become a party to this Agreement and executes such further documents as may be necessary, in the opinion of the Company, to make him, her or it a party hereto. Any purported Transfer, issuance or sale of Securities other than in accordance with this Agreement by any holder thereof or the Company shall be null and void, and the Company shall refuse to recognize any such Transfer, issuance or sale for any purpose and shall not reflect in its records any change in record ownership of Securities pursuant to any such Transfer or issuance.

      4.8 Period. The foregoing provisions of Section 4 shall expire on the earlier of (i) the date of termination of this Agreement, or (ii) a Liquidity Event.
      5. JUNIOR MANAGEMENT AND CS OPTIONS. The Junior Management Investors and CS shall have the option to purchase certain of the Option-Eligible Shares on the terms and conditions set forth in Section 5 hereof.

      5.1 Junior Management. Pursuant to the Original Agreement, the LLC has granted, and hereby acknowledges and reaffirms its grant to each Junior Management Investor of an irrevocable option (the "Junior Management Options") to purchase up to the aggregate number of Option-Eligible Shares set forth on
Schedule 5.1 hereto (the "Junior Management Option-Eligible Shares") at a per share purchase price (the "Junior Management Purchase Price") of $5.83, upon the occurrence of the Liquidity Event and upon the terms and conditions of this
Section 5.1.
      5.1.1 Notice. Not fewer than ten (10) Business Days prior to the consummation of the Liquidity Event, a notice (for the purposes of this Section 5.1.1, the "Liquidity Event Notice") shall be furnished by the Company to each holder of Option-Eligible Shares and to each Junior Management Investor. The Liquidity Event Notice shall include (i) the proposed date of consummation of the Liquidity Event, and (ii) the number of Junior Management Option-Eligible Shares that each Junior Management Investor is entitled to purchase.
      5.1.2 Exercise. Each Junior Management Investor desiring to exercise its Junior Management Option shall send a written commitment within three (3) Business Days after the furnishing of the Liquidity Event Notice to the Company and to each holder of Option-Eligible Shares (for the purposes of this Section 5.1.2, the "Option-Eligible Share Sellers") specifying the number of Junior Management Option-Eligible Shares which such Junior Management Investor desires to purchase (each Junior Management Investor who so elects to exercise the Junior Management Option being referred to herein as an "Exercising Purchaser"). Each Junior Management Investor who has not so elected to exercise his or her Junior Management Option shall be deemed to have waived all of his or her rights with respect to such Junior Management Option, and his or her Junior Management Option shall terminate upon consummation of the Liquidity Event. In the event that an Exercising Purchaser elects to purchase less than the total number of J unior Management Option-Eligible Shares which are subject to his or her Junior Management Option, such Junior Management Investor shall be deemed to have waived all of his or her rights with respect to the remaining Junior Management Option-Eligible Shares, and his or her Junior Management Option shall terminate as to the remaining Junior Management Option-Eligible Shares upon consummation of the Liquidity Event.
      The exercise by each Exercising Purchaser shall be irrevocable except as hereinafter provided, and each such Exercising Purchaser shall be bound and obligated to acquire such amount of Junior Management Option-Eligible Shares as such Exercising Purchaser shall have specified in such Exercising Purchaser's written commitment. If at the end of the one hundred twentieth (120th) calendar day following the date on which the Liquidity Event Notice was given the Liquidity Event has not been consummated, each Exercising Purchaser shall be released from his or her obligations under the written commitment, the Liquidity Event Notice shall be null and void, the Junior Management Options shall remain in full force and effect and it shall be necessary for a separate Liquidity Event Notice to have been furnished, and the terms and provisions of this
Section 5.1 separately complied with, in order to consummate a Liquidity Event, unless the failure to consummate the Liquidity Event resulted from any failure by any Junior Management Investor to comply in any material respect with the terms of this Section 5.1.
      5.1.3 Certain Legal Requirements. In the event the participation by any Junior Management Investor as an Exercising Purchaser would require under applicable law (i) the registration or qualification of any securities or of any person as a broker or dealer or agent with respect to such securities, or (ii) the provision to any participant in the transaction of any information other than such information as would be required under Regulation D of the Securities and Exchange Commission or similar rule then in effect in an offering made pursuant to said Regulation D solely to "accredited investors" as defined in said Regulation D, the Option-Eligible Share Sellers shall be obligated only to use their reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit such Exercising Purchaser to receive such securities. Notwithstanding any provisions of this Section 5.1.3, if use of reasonable best efforts shall not have resulted in such requirements being complied with to the extent necessary to permit such Exercising Purchaser to receive such securities, the Option-Eligible Share Sellers may exclude such Exercising Purchaser from participation in the transaction. The obligation of the Option-Eligible Share Sellers to use reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit an Exercising Purchaser to receive such securities shall be conditioned on such Exercising Purchaser executing such documents and instruments, and taking such other actions (including, without limitation, if required by the Option-Eligible Share Sellers on advice of their counsel, agreeing to be represented during the course of such transaction by a "purchaser representative" (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as the Option-Eligible Share Sellers shall reasonably request in order to permit such requirements to have been complied with. Each Exercising Purchaser agrees to take such actions as the Option-Eligible Share Sellers shall reasonably request in order to permit such requirements to have been complied with.
      5.1.4 Payment and Delivery of Certificate. The closing of the purchase pursuant to the Junior Management Option (the "Junior Management Closing") shall occur contemporaneously with and subject to the consummation of the Liquidity Event. At the Junior Management Closing, (a) each Option-Eligible Share Seller shall deliver the certificates evidencing the Junior Management Option-Eligible Shares to be sold by such Option-Eligible Share Seller, duly endorsed, or with stock powers or other appropriate instruments duly endorsed, for transfer with signature guaranteed, free and clear of any liens, encumbrances or adverse claims, with any stock transfer tax stamps affixed; and (b) each Exercising Purchaser shall deliver an amount equal to the Junior Management Purchase Price multiplied by the number of Junior Management Option-Eligible Shares to be purchased by such Exercising Purchaser through a wire transfer to the credit of an account designated by each Option-Eligible Share Seller to the Exercising Purchasers in writing not less than two (2) Business Days prior to the date of the Junior Management Closing.
      5.1.5 Certain Adjustments. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, split-up or combination of shares of Common Stock, the number and kind of shares subject to the Junior Management Options, and the Junior Management Purchase Price, shall be appropriately adjusted.
      5.1.6 Notice of Transfer. Upon any transfer of Option-Eligible Shares other than upon exercise of a Junior Management Option, the transferring holder shall provide to the Junior Management Investors and the Company a statement setting forth the number of Option-Eligible Shares transferred and the name and address of the transferee and a statement signed by the transferee acknowledging that the transferred Option-Eligible Shares shall continue to be subject to the Junior Management Options hereunder.
      5.1.7 Termination. The Junior Management Options shall terminate on the earlier of (i) September 27, 2011, and (ii) immediately following the consummation of the Liquidity Event.

      5.2 CS. Pursuant to the Original Agreement, the LLC has granted, and hereby acknowledges and reaffirms its grant, to CS of an irrevocable option (the "CS Option") to purchase 1,030,000 Option-Eligible Shares (the "CS Option-Eligible Shares") at a per share purchase price (the "CS Purchase Price") of $14.56, upon the occurrence of the Liquidity Event and upon the terms and conditions set forth in this Section 5.2.
      5.2.1 Notice. Not fewer than ten (10) Business Days prior to the consummation of the Liquidity Event, a notice (for the purposes of this Section 5.2.1, the "Liquidity Event Notice") shall be furnished by the Company to each holder of Option-Eligible Shares and to CS. The Liquidity Event Notice shall include (i) the proposed date of consummation of the Liquidity Event, and (ii) the purchase price per share of Common Stock payable to, and all other material terms and conditions of, such Liquidity Event.
      5.2.2 Exercise. If CS desires to exercise the CS Option, it shall send a written commitment no more than five (5) Business Days after the furnishing of the Liquidity Event Notice to the Company and to each holder of Option-Eligible Shares (for the purposes of this Section 5.2.2, the "Option-Eligible Share Sellers") specifying the amount of CS Option-Eligible Shares which CS desires to purchase. If CS does not elect to exercise its CS Option, CS shall be deemed to have waived all of its rights with respect to the CS Option, and the CS Option shall terminate upon consummation of the Liquidity Event. If CS elects to purchase less than the total number of CS Option-Eligible Shares which are subject to the CS Option, CS shall be deemed to have waived all of its rights with respect to the remaining CS Option-Eligible Shares, and the CS Option shall terminate as to the remaining CS Option-Eligible Shares upon consummation of the Liquidity Event.
      The exercise by CS shall be irrevocable except as hereinafter provided, and CS shall be bound and obligated to acquire such amount of CS Option-Eligible Shares as it shall have specified in its written commitment. If at the end of the one hundred twentieth (120th) calendar day following the date on which the Liquidity Event Notice was given the Liquidity Event has not been consummated, CS shall be released from its obligations under the written commitment, the Liquidity Event Notice shall be null and void, the CS Option shall remain in full force and effect and it shall be necessary for a separate Liquidity Event Notice to have been furnished, and the terms and provisions of this Section 5.2 separately complied with, in order to consummate a Liquidity Event, unless the failure to consummate the Liquidity Event resulted from any failure by CS to comply in any material respect with the terms of this Section 5.2.
      CS shall purchase the CS Option-Eligible Shares from the Option-Eligible Share Sellers pro rata, on the basis of the number of Option-Eligible Shares beneficially owned by each Option-Eligible Share Seller.
      5.2.3 Payment and Delivery of Certificates. The closing of the purchase pursuant to the CS Option (the "CS Closing") shall occur contemporaneously with and subject to the consummation of the Liquidity Event. At the CS Closing, (a) each Option-Eligible Share Seller shall deliver the certificates evidencing the CS Option-Eligible Shares to be sold by such Option-Eligible Share Seller, duly endorsed, or with stock powers or other appropriate instruments duly endorsed, for transfer, free and clear of any liens, encumbrances or adverse claims, with any stock transfer tax stamps affixed; and (b) CS shall deliver an amount equal to the CS Purchase Price multiplied by the number of CS Option-Eligible Shares to be purchased by CS through a wire transfer to the credit of an account designated by each Option-Eligible Share Seller to CS in writing not less than two (2) Business Days prior to the date of the CS Closing.
      5.2.4 Certain Adjustments. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, split-up or combination of shares, the number and kind of shares subject to the CS Option, and the CS Purchase Price, shall be appropriately adjusted.
      5.2.5 Termination. The CS Option shall terminate on the earlier of (i) the twelfth anniversary of the date hereof, and (ii) immediately following the consummation of the Liquidity Event.
      5.2.6 Notice of Transfer. Upon any transfer of Option-Eligible Shares other than upon exercise of the CS Option, the transferring holder shall provide to CS and the Company a statement setting forth the number of Option-Eligible Shares transferred and the name and address of the transferee and a statement signed by the transferee acknowledging that the transferred Option-Eligible Shares shall continue to be subject to the CS Option hereunder.

      6. "COME ALONG" RIGHTS. Each holder of Securities hereby agrees, if requested by Scott R. Watterson (provided that if Scott R. Watterson is incapacitated or dies, Gary E. Stevenson shall have the right to make such request in his stead), the CS Investors and/or Robert Gay (prior to a Gay Disability) (the "Initiating Sellers," as applicable), and approved by the Board, to Transfer for value (for purposes of this Section 6, a "Sale") a specified percentage (for purposes of this Section 6, the "Sale Percentage") of the Securities then owned by such holder to any Person (for purposes of this Section 6, the "Proposed Buyer") in the manner and on the terms set forth in this Section 6 in connection with the sale of the Sale Percentage of the total number of such Securities (on a fully diluted basis) held by all such Initiating Sellers, to the Proposed Buyer; provided, however, that no holder of Securities shall have any obligations under this Section 6 with respect to a particular Transfer if the Sale Percentage with respect to such transfer is less than ten percent (10%); provided, further, that any Transfer pursuant to this Section 6 shall comply with the provisions of Sections 4.3, 4.4, 4.5, 4.6 and 4.7; and provided, further, that any Transfer pursuant to this Section 6 which results in a Liquidity Event shall comply with this Section 6 and Section 4.3.

      6.1 Procedure. If the Initiating Sellers elect to exercise their rights under this Section 6, a notice (the "Come Along Notice") shall be furnished by them to each holder of Securities. The Come Along Notice shall set forth the principal terms of the proposed Sale insofar as it relates to the Securities, including the number of Securities to be purchased from the Initiating Sellers, the Sale Percentage, the maximum and minimum purchase price, the name and address of the Proposed Buyer and (if the Proposed Buyer is not subject to the periodic reporting requirements of the Exchange Act) the name of each director of the Proposed Buyer and of each Person which is the beneficial owner of more than twenty percent (20%) of the common stock of the Proposed Buyer. If the Initiating Sellers consummate the Sale referred to in the Come Along Notice, each other holder of Securities (each a "Participating Seller") shall be bound and obligated to sell the Sale Percentage of the Securities in the Sale on the same terms and conditions (subject to all of the provisions of this Agreement and it being understood that, without limiting the foregoing, for such purposes the terms applicable to shares of Common Stock shall be identical in all respects), with respect to each Security sold in a Sale, as the Initiating Sellers shall sell each of their Securities in the Sale, and, in the case of Options, have the opportunity to either (i) exercise or convert such Options (if then exercisable or convertible) and participate in such sale as holders of shares of Common Stock issuable upon such exercise or conversion, or (ii) upon the consummation of the Sale, receive in exchange for such Options (to the extent exercisable or convertible at the time of such Sale) consideration equal to the amount determined by multiplying (1) the same amount of consideration per share received by the holders of the shares of Common Stock of the same class of Common Stock for which the Option is exercisable or into which the Option is convertible in connection with the Sale less the exercise or conversion price per share of such Option by (2) the number of shares of Common Stock of such class represented by such Option. If at the end of the ninetieth
(90th) calendar day following the date of the effectiveness of the Come Along Notice the Initiating Sellers have not completed the Sale, each Participating Seller shall be released from his obligation under the Come Along Notice, the Come Along Notice shall be null and void, and it shall be necessary for a separate Come Along Notice to have been furnished and the terms and provisions of this Section 6 separately complied with, in order to consummate such Sale pursuant to this Section 6, unless the failure to complete such Sale resulted from any failure by any Participating Seller to comply in any material respect with the terms of this Section 6.

      6.2 Certain Legal Requirements. In the event the consideration to be paid in exchange for Securities in the proposed Sale pursuant to Section 6.1 includes any securities and the receipt thereof by any Investor as a Participating Seller would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities, or (ii) the provision to any participant in the Sale of any information other than such information as would be required under Regulation D of the Securities and Exchange Commission or similar rules then in effect in an offering made pursuant to said Regulation D solely to "accredited investors" as defined in said Regulation D, the Initiating Sellers shall be obligated only to use their reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit such Participating Seller to receive such securities. Notwithstanding any provisions of this Section 6, if use of reasonable best efforts shall not have resulted in such requirements being complied with to the extent necessary to permit such Participating Seller to receive such securities, the Initiating Sellers shall cause to be paid to the Participating Seller in lieu thereof, against surrender of the Securities (in accordance with Section 6.4 hereof) which would have otherwise been sold by such Participating Seller to the Proposed Buyer in the Sale, an amount in cash equal to the Fair Market Value of the securities each such Participating Seller would otherwise receive. The obligation of the Initiating Sellers to use reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit a Participating Seller to receive such securities shall be conditioned on such Participating Seller executing such documents and instruments, and taking such other actions including without limitation, if required by the Initiating Sellers on advice of their counsel, agreeing to be r epresented during the course of such transaction by a "purchaser representative" (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented, as the Initiating Sellers shall reasonably request in order to permit such requirements to have been complied with. Each Participating Seller agrees to take such actions as the Initiating Sellers shall reasonably request in order to permit such requirements to have been complied with, and no Participating Seller shall have the right to require that such Participating Seller receive cash in lieu of securities on the grounds that such requirements have not been complied with.

      6.3 Further Assurances. Each Participating Seller, and each Investor to whom the Securities held by such Participating Seller were originally issued, shall, whether in his capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such actions as may be reasonably requested in order expeditiously to consummate each Sale pursuant to Section 6.1; provided, however, that no Management Investor party to an employment agreement with the Company or any of its subsidiaries shall be required hereunder to extend the term thereof.

      6.4 Closing. The closing of a Sale pursuant to Section 6.1 shall take place at such time and place as the Initiating Sellers shall specify by notice to each Participating Seller. At the closing of any Sale under this Section 6, each Participating Seller shall deliver the certificates evidencing the Securities to be sold by such Participating Seller, duly endorsed, or with stock powers or other appropriate instruments duly endorsed, for transfer, free and clear of any liens, encumbrances or adverse claims, with any stock transfer tax stamps affixed, against delivery of the applicable consideration.

      6.5 Fairness Opinions in Certain Circumstances.
      6.5.1 Opinion. In the case of a proposed Sale pursuant to Section 6.1 to a Proposed Buyer which is an Affiliate of any Initiating Seller, any holder of Securities that is not an Initiating Seller may give notice (the date of such notice being the "Section 6.5 Request Date") to the Initiating Sellers of a request for a fairness opinion under this Section 6.5 within ten (10) calendar days after the earlier of the effectiveness of the Come Along Notice with respect thereto or such date as Initiating Sellers may provide a separate written notice of such Sale, then such Sale shall not be effected pursuant to the provisions of Section 6.1 unless the Company or the Initiating Sellers shall furnish the holder or holders so requesting (with a copy thereof to any holder of Securities that may so request) a notice which includes a written opinion of an Independent Investment Banking Firm to the effect that the Sale is fair to the holders of the requesting type of Securities from a financial point of view (a "Section 6.5 Opinion"). In rendering such Section 6.5 Opinion, such Independent Investment Banking Firm shall consider (i) the form and amount of consideration to be received pursuant to such Sale in respect of Securities by holders thereof other than holders of the requesting type of Securities, (ii) the form and amount of consideration to be received pursuant to such Sale in respect of Securities by the holders of the requesting type of Securities, and
(iii) other factors it may deem relevant.
      6.5.2 Selection of Investment Banking Firm. The Independent Investment Banking Firm to provide the Section 6.5 Opinion shall be selected by the Board; provided, however, that the votes of the directors designated by the Initiating Seller shall not be taken into account when making such a selection.

      6.6 Period. The foregoing provisions of Section 6 shall expire on the earlier of (i) the date of termination of this Agreement, and (ii) a Liquidity Event.


      7. "CO-SALE" RIGHTS.

      7.1 Tag Along.  Upon approval by the Board of a Transfer pursuant to
Section 4.1.2(v) and the approval by the Board of "tag along" rights (or similar rights) in connection therewith, no holder or holders of Securities (for purposes of this Section 7, collectively, the "Proposed Seller") shall Transfer (for purposes of this Section 7, a "Sale") any Securities to any other Person (for the purposes of this Section 7, the "Proposed Buyer"), other than to Permitted Transferees in accordance with Section 4, including Section 4.7, except in the manner and on the terms set forth in this Section 7 and in compliance with Section 4, and attempted Transfers in violation of this Section 7 or Section 4 shall be null and void.
      7.1.1 Offer. A written notice (the "Tag Along Notice") shall be furnished by the Proposed Seller to each other holder of Securities (the "Tag Along Offerees") at least ten (10) Business Days prior to a Transfer. The Tag Along Notice shall include:

      (a) The principal terms of the proposed Sale insofar as it relates to the Securities, including the number of Securities to be purchased from the Proposed Seller, the percentage on a fully-diluted basis of the total number of Securities held by the Proposed Seller which such number of Securities constitutes (for purposes of this Section 7, the "Sale Percentage"), the maximum and minimum purchase price, the name and address of the Proposed Buyer, and (if the Proposed Buyer is not subject to the periodic reporting requirements of the Exchange Act) the name of each director of the Proposed Buyer and of each Person which is the beneficial owner of more than twenty percent (20%) of the common stock of the Proposed Buyer; and

      (b) An offer by the Proposed Seller to include, at the option of each Tag Along Offeree, in the Sale to the Proposed Buyer such number of Securities owned by such Tag Along Offeree up to the Sale Percentage of the total number of Securities held by such Tag Along Offeree), on the same terms and conditions (subject to all of the provisions of this Agreement), with respect to each Security sold in a Sale, as the Proposed Seller shall sell each of its Securities.

      7.1.2 Exercise. Each Tag Along Offeree desiring to accept the offer contained in the Tag Along Notice shall send a written commitment to the Proposed Seller specifying the number of Securities (not in any event to exceed the Sale Percentage of the total number of Securities held by such Tag Along Offeree) which such Tag Along Offeree desires to have included in the Sale within ten (10) Business Days after the effectiveness of the Tag Along Notice (each a "Participating Seller"). Each Tag Along Offeree who has not so accepted such offer shall be deemed to have waived all of his or her rights with respect to the applicable Sale, and the Proposed Seller and the Participating Sellers shall thereafter be free to sell to the Proposed Buyer, at a price no greater than the maximum price set forth in the Tag Along Notice and otherwise on terms not more favorable in any material respect to them than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Offerees. If, prior to consummation, the terms of such proposed Sale shall change with the result that the price shall be greater than 105% of the maximum price set forth in the Tag Along Notice or the other terms shall be more favorable in any material respect than as set forth in the Tag Along Notice, it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this Section 7 separately complied with, in order to consummate such proposed Sale pursuant to this Section 7; provided, however, that in the case of such a separate Tag Along Notice, the applicable period referred to in Section 7.1.1 and this Section 7.1.2 shall be five (5) Business Days.
      The acceptance of each Participating Seller shall be irrevocable except as hereinafter provided, and each such Participating Seller shall be bound and obligated to sell in the Sale, on the same terms and conditions specified in the Tag Along Notice (subject to all of the provisions of this Agreement), such number of Securities as such Participating Seller shall have specified in such Participating Seller's written commitment, and, in the case of Options, have the opportunity to either (i) exercise or convert such Options (if then exercisable or convertible) and participate in such sale as holders of Common Stock issuable upon such exercise or conversion, or (ii) upon the consummation of the Sale, receive in exchange for such Options (to the extent exercisable or convertible at the time of such Sale) consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of Common Stock received by the holders of the same class of Common Stock for which the Option is exercisable or into which the Option is convertible in connection with the Sale less the exercise or conversion price per share of such Option by (2) the number of shares of Common Stock of such class represented by such Option. In the event the Proposed Seller shall be unable (otherwise than by reason of the circumstances described in Section 7.2) to obtain the inclusion in the Sale of all Securities which the Proposed Seller and each Participating Seller desires to have included in the Sale (as evidenced in the case of the Proposed Seller by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller's written commitment), the number of Securities to be sold in the Sale by the Proposed Seller and each Participating Seller shall be reduced on a pro rata basis according to the proportion which the number of Securities which each such Person desires to have included in the Sale bears to the total number of Securities desired by all such Persons to have included in the Sale.
      If at the end of the one hundred eightieth (180th) calendar day following the date of the effectiveness of the Tag Along Notice the Proposed Seller has not completed the Sale as provided in the foregoing provisions of this Section 7.1, each Participating Seller shall be released from his obligations under his written commitment, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to have been furnished, and the terms and provisions of this Section 7 separately complied with, in order to consummate such Sale pursuant to this Section 7, unless the failure to complete such Sale resulted from any failure by any Tag Along Offeree to comply in any material respect with the terms of this Section 7.

      7.2 Certain Legal Requirements. In the event the consideration to be paid in exchange for Securities in the proposed Sale pursuant to Section 7.1 includes any securities and the receipt thereof by any Participating Seller would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities, or
(ii) the provision to any participant in the Sale of any information other than such information as would be required under Regulation D of the Securities and Exchange Commission or similar rule then in effect in an offering made pursuant to said Regulation D solely to "accredited investors" as defined in said Regulation D, the Proposed Seller shall be obligated only to use its reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit such Participating Seller to receive such securities. Notwithstanding any provisions of this Section 7, if use of reasonable best efforts shall not have resulted in such requirements being complied with to the extent necessary to permit such Participating Seller to receive such securities, the Proposed Seller shall cause to be paid to such Participating Seller in lieu thereof, against surrender of the Securities (in accordance with Section 7.4 hereof) which would have otherwise been sold in such Sale by such Participating Seller to the Proposed Buyer in the Sale, an amount in cash equal to the Fair Market Value of the securities which such Participating Seller would otherwise receive. The obligation of the Proposed Seller to use reasonable best efforts to cause such requirements to have been complied with to the extent necessary to permit a Participating Seller to receive such securities shall be conditioned on such Participating Seller executing such documents and instruments, and taking such other actions (including without limitation, if required by the Proposed Seller on advice of its counsel, agreeing to be represented during the course of such transaction by a "purchaser representative" (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as the Proposed Seller shall reasonably request in order to permit such requirements to have been complied with. Each Participating Seller agrees to take such actions as the Proposed Seller shall reasonably request order to permit such requirements to have been complied with, and no Participating Seller shall have the right to require that such Participating Seller receive cash in lieu of securities on grounds that such requirements have not been complied with.

      7.3 Further Assurances. Each Participating Seller, and each Investor to whom the Securities held by such Participating Seller were originally issued, shall, whether in his capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such actions (subject as to entering into agreements to the provisions of the next sentence hereof) as may be reasonably requested in order expeditiously to consummate each Sale pursuant to Section 7.1; provided however, that no Management Investor party to an employment agreement with the Company or any of its subsidiaries shall be required hereunder to extend the term thereof.

      7.4 Closing. The closing of a Sale pursuant to Section 7.1 shall take place at such time and place as the Proposed Seller shall specify by notice to each Participating Seller. At the closing of any Sale under this Section 7, each Participating Seller shall deliver the certificates evidencing the Securities to be sold by such Participating Seller, duly endorsed, or with stock powers or other appropriate instruments duly endorsed, for transfer, free and clear of any liens, encumbrances or adverse claims, with any stock transfer tax stamps affixed, against delivery of the applicable consideration.

      7.5 Excluded Transactions. Notwithstanding any provisions of this Section 7 to the contrary and subject to the provisions of Section 8 below, the preceding provisions of this Section 7 shall not apply to any Sale pursuant to
Section 6 or Section 8 of this Agreement; and no holder of Securities shall have pursuant to the provisions of this Section 7 any right of participation or otherwise with respect to any Transfer of Securities to Permitted Transferees or in a Public Offering or under Rule 144; provided that such Permitted Transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that all such Securities to be received by such recipient are subject to all of the provisions of this Agreement and that such recipient is bound hereby and a party hereto to the same extent as the holder thereof, as the case may be.

      7.6 Period. The foregoing provisions of Section 7 shall expire on the earlier of (i) the date of termination of this Agreement or (ii) a Liquidity Event.

      8. REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of following provisions as are applicable to it. Each holder of Securities or Non-CS Warrant Securities will perform and comply with such of the following provisions as are applicable to such holder.

      8.1 Piggyback Registration Rights.
      8.1.1 Election. Whenever the Company proposes to register (other than a registration pursuant to Section 8.3.3) on form S-1, S-2 or S-3 (or any successor form) any shares of Common Stock for its own or others' account under the Securities Act for a public offering (each a "Public Offering"), the Company shall furnish each holder of Registrable Securities prompt notice of its intent to do so. Upon the request of any such holder given by notice to the Company within twenty (20) calendar days after the effectiveness of such notice from the Company, the Company will use its reasonable best efforts to cause to be included in such registration all of the Registrable Securities which such holder requests.
      8.1.2 Further Assurances. Holders of Registrable Securities participating in any Public Offering shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including without limitation being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of any representations and warranties being made by each selling shareholder and any indemnification agreements and "lock-up" agreements made by each selling shareholder for the benefit of the underwriters in such underwriting agreement; provided, however, that (i) no Management Investor party to an employment agreement with the Company or any of its subsidiaries shall be required hereunder to extend the term thereof; and (ii) except with respect to individual representations and warranties regarding such matters as legal capacity or due organization of such participating holder, authority to participate in the Public Offering, compliance by such selling shareholder with laws and agreements applicable to it, ownership (free and clear of liens, charges, encumbrances and adverse claims) of Registrable Securities to be sold by such selling shareholder and accuracy of information with respect to such selling shareholder furnished for inclusion in any disclosure document relating to each Public Offering ("Individual Underwriting Agreement Representations"), the aggregate amount of the liabilities of such participating holder of Registrable Securities pursuant to such underwriting agreement shall not exceed the lesser of (a) such participating holder's pro rata portion of any such liability, in accordance with such participating holder's portion of the total number of Registrable Securities included in the Public Offering, and (b) the net proceeds received by such participating holder from the Public Offering. If any Management Investor holding Registrable Securities shall request participation in any Public Offering pursuant to this Section 8.1, the Company shall use its reasonable best efforts to induce the managing underwriter of the securities being offered to permit such Management Investor to make no representations or warranties in the underwriting agreement other than Individual Underwriting Agreement Representations, but to be liable as indemnitors with respect to any other representations or warranties made by other selling holders in such underwriting agreement, but in the event the managing underwriter shall not accede to such request, such Management Investor shall, within five (5) calendar days of notice to that effect from the managing underwriter or its counsel, either elect to make such other representations and warranties in the underwriting agreement as shall be made by other participating holders or to withdraw from participation.
      8.1.3 Expenses. The Company shall pay all expenses of the holders of Registrable Securities participating in any Public Offering pursuant to this
Section 8.1, other than (i) underwriting discounts and commissions, if any, attributable to the Registrable Securities being sold by such holder, (ii) applicable transfer taxes, if any, and (iii) fees and charges of any attorneys or other advisors (other than attorneys and advisors retained by the Company to advise it in connection with such Public Offering and one counsel retained to advise all holders of Registrable Securities in connection with such Public Offering) retained by any such holders.
      8.1.4 Excluded Transactions. Notwithstanding the preceding provisions of this Section 8.1, no holder of Registrable Shares shall have any right of participation or otherwise with respect to the following Public Offerings:
      (a) Any Public Offering relating solely to employee benefit plans, or
      (b) Any Public Offering the proceeds of which are used principally to finance the acquisition after the date hereof by the Company or any of its subsidiaries of any acquired businesses or any Public Offering constituting an exchange of securities for securities of any such acquired businesses.

      8.2 Demand Registration Rights.
      8.2.1 Registration on Request of Holders of Certain Securities.
      8.2.1.1 Demand. At any time not earlier than one hundred eighty (180) calendar days after the closing of the Initial Public Offering, each of (i) the CS Majority Holders, (ii) the Senior Management Majority Holders, (iii) the Gay Majority Holders, or (iv) Other Investors holding the majority of the outstanding shares of Common Stock (on a fully diluted basis), other than the CS Securities, Senior Management Securities and the Gay Securities (as to each such registration, each an "Initiating Holder") may, by notice to the Company specifying the intended method or methods of disposition, request that the Company effect the registration under the Securities Act of all or a specified part of the Registrable Securities held by such Initiating Holders, subject to the following terms and conditions:
      (i) the market value of the Registrable Securities to be sold in any such registration shall be estimated to be at least Forty Million Dollars ($40,000,000) at the time of filing such registration statement;
      (ii) the Company shall not be required to file more than two (2) such registration statements pursuant to this Section 8.2.1.1 in any twelve-month
(12) period;
      (iii) the Company shall not be required to file more than (i) three (3) such registration statements pursuant to a demand made by the Senior Management Majority Holders, (ii) three (3) such registration statements pursuant to a demand made by the CS Majority Holders, (iii) two (2) such registration statements pursuant to a demand made by holders of Non-CS Warrant Securities (other than the Company, the Management Investors, the CS Investors, the Gay Investors or the Other Investors) representing an aggregate of at least 25% of the Non-CS Warrant Securities then outstanding, (iv) one (1) such registration statement pursuant to a demand made by the Gay Majority Holders, and (v) one (1) such registration statements pursuant to a demand made by the Other Investors;
      (iv) in the event the number of shares requested to be included in a Public Offering by the Initiating Holders with respect thereto is reduced by operation of the provisions of Section 8.3.1, such demand shall be excluded in determining the number of demands exercisable by such Initiating Holders; and
      (v) no demand may be made unless the Initiating Holders with respect thereto hold Registrable Securities constituting at least ten percent (10%) of the aggregate outstanding number of shares of Common Stock.
      8.2.1.2 Certain Provisions. No holder of Registrable Securities shall present any request for registration pursuant to this Section 8.2.1 at any time within one hundred eighty (180) calendar days after the furnishing by the Company of any notice of proposed registration under Section 8.1 (unless abandoned by notice from the Company) or the consummation of any other Public Offering, without the prior consent of the Company. Promptly after receipt of any notice requesting registration of Registrable Securities pursuant to this
Section 8.2.1, the Company will give notice of such requested registration to all other holders of Registrable Securities. The Company will then use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by the holders requesting registration pursuant to this Section 8.2.1, and, subject to all of the provisions of this Section 8, all other Registrable Securities which the Company has been requested to register pursuant to Section 8.1.1 by notice delivered to the Company within twenty (20) calendar days after the giving of such notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register.
      8.2.2 Form. Each registration requested pursuant to this Section 8.2 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Securities held by the Initiating Holders (the "Majority Initiating Holders").
      8.2.3 Registrations Pursuant to Section 8.2. In the case of a registration pursuant to Section 8.2, whenever the Majority Initiating Holders shall request that such registration shall be effected pursuant to an underwritten offering, such registration shall be so effected, and all Registrable Securities requested to be included in such registration shall be included in such underwritten offering, subject to the cutback provisions of
Section 8.3.1. If requested by such underwriters, the Company will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions.
      8.2.4 Expenses. The Company shall pay all expenses of the holders of Registrable Securities participating in any Public Offering pursuant to this
Section 8.2, other than (i) underwriting discounts and commissions, if any, (ii) applicable transfer taxes, if any, and (iii) fees and charges of any attorneys or other advisors (other than attorneys and advisors retained by the Company to advise it in connection with such Public Offering and one counsel retained to advise all holders of Registrable Securities in connection with such Public Offering) retained by any such holders.

      8.3 Certain Other Provisions.
      8.3.1 Cutbacks. Notwithstanding the foregoing provisions of this Section 8, if the Company is advised in good faith by any managing underwriter of securities being offered pursuant to any Public Offering under this Section 8 that the number of shares requested to be sold in such Public Offering is greater than the number of such shares which can be included in such Public Offering without materially adversely affecting such Public Offering, the shares to be included in such offering shall be reduced to the extent requested by such managing underwriter as provided in this Section 8.3.1:
      8.3.1.1 Company Registration or IPO. Upon registration of securities initiated by the Company as contemplated by Section 8.1.1 or in the case of an Initial Public Offering, shares to be included in such offering shall be reduced in the following order and fashion:
      (i) first, securities requested to be included by Persons other than the Company and holders of Registrable Securities shall be reduced pro rata (based on the number of shares requested to be included by such Persons);
      (ii) second, Registrable Securities requested to be included in the Public Offering shall be reduced pro rata (based on the number of Registrable Securities requested to be included by the holders thereof); and
      (iii) third, securities proposed to be included by the Company shall be reduced.
      8.3.1.2 Demand Registration Rights. Upon the exercise of demand registration rights by the Initiating Holders pursuant to Section 8.2, shares to be included in such offering shall be reduced in the following order and fashion:
      (i) first, securities requested to be included by Persons other than the Company and holders of Registrable Securities shall be reduced pro rata (based on the number of shares requested to be included by such Persons);
      (ii) second, securities requested to be included in the Public Offering by the Company shall be reduced; and
      (iii) third, Registrable Securities requested to be included in the Public Offering shall be reduced pro rata (based upon the number of Registrable Securities requested to be included by the holders thereof).
      8.3.2 Resale Shelf Registration for Non-CS Warrant Securities. In addition to the registration rights granted pursuant to Section 8.1 and 8.2 above, upon the request of the Non-CS Majority Warrantholders, the Company will at its own expense, not later than three hundred and ninety five (395) calendar days after the effectiveness of the first underwritten Public Offering, file, and use its reasonable best efforts to cause to become and remain effective, a shelf registration statement under the Securities Act covering the Registrable Securities included in the Non-CS Warrant Securities until such time as may be consented to by the Non-CS Majority Warrantholders; provided, however, that (i) the rights provided by this Section 8.3.2 shall expire on such date, if any, as all Non-CS Warrant Securities are freely tradeable under clause (k) of Rule 144 and no holder of Non-CS Warrant Securities holds more than one percent (1%) of all outstanding shares of Common Stock, and (ii) the Company shall not be requir ed to file any registration statement pursuant to this Section 8.3.2 at any time within one hundred eighty (180) calendar days after either the furnishing by the Company of any notice of proposed registration under Section 8.1 or 8.2 hereof (unless abandoned by notice from the Company or the Majority Initiating Holders, as applicable) or the consummation of any other Public Offering.
      8.3.3 Selection of Managing Underwriters. In the case of any registration proposed by the Company for the Public Offering of securities for its own account, the managing underwriters, if any, with respect thereto shall be selected by the Company. In the case of any registration pursuant to Section
8.2 hereof, the holders of a majority of the Registrable Securities requested to be included therein hereunder shall select the managing underwriters, if any, with respect thereto.
      8.3.4 Selection of Counsel. Counsel to the Company in connection with any Public Offering shall be selected by the Company, and counsel to the selling holders of Registrable Securities shall be selected by the holders of a majority of the Registrable Securities requested pursuant to the provisions hereof to be included therein.

      8.4 Indemnification and Contribution.
      8.4.1 Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities under the Securities Act, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company and any of its subsidiaries pursuant to which securities of the Company and any of its subsidiaries are sold (whether or not for the account of the Company) or any other disclosure document produced by or on behalf of the Company and any of its subsidiaries, including without limitation reports required or other documents filed under the Exchange Act, the Company will, and hereby does, and will cause its subsidiaries, jointly and severally to, indemnify and hold harmless each seller of Registrable Securities, any other holder of Securities or Non-CS Warrant Securities who is or might be deemed to be a controlling Person of the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Sectio n 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a "Covered Person"), against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary or free writing prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company and any of its subsidiaries of any federal, state or common law rule or regulation applicable to the Company and to any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, a ction or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary or free writing prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 8.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.
      8.4.2 Indemnities to the Company. Each seller of Registrable Securities in any registration statement filed pursuant to this Section 8, agrees, severally but not jointly, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any free writing prospectus or other document incorporated therein, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, free writing prospectus, summary prospectus, amendment or supplement, or incorporated document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries, or any such director, officer or controlling Person and shall survive any transfer of securities.
      8.4.3 Contribution. If the indemnification provided for in Sections 8.4.1 or 8.4.2 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 8.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8.4.3 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
      8.4.4 Limitation on Liability of Holders of Registrable Securities. The liability of each holder of Registrable Securities in respect of all indemnification and contribution obligations of such holder arising under this
Section 8.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters' discounts and commissions and all other expenses paid by such holder in connection with the registration in question) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

      8.5 Lock-up. Without the prior written consent of the Company, for a period beginning ten calendar days immediately preceding and ending on the one hundred eightieth (180th) calendar day (in the case of the Initial Public Offering, or ninetieth (90th) calendar day in the case of any other offering, or such shorter period as the managing underwriter shall agree) following the effective date of the registration statement used in connection with any offering of shares of Common Stock by the Company, no holder of Securities (whether or not a selling shareholder pursuant to such registration statement) shall (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other management that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering, (ii) Transfers among any Affiliates, provided that the Transferee Affiliate agrees to be bound by the terms of this Agreement, including this
Section 8.5, (iii) Transfers to the Company or any subsidiary of the Company in one or more transactions approved by the Board, or (iv) Transfers constituting the exercise of the Junior Management Options or the CS Option in accordance with the provisions of Section 5.

      9. [RESERVED].

      10. DETERMINATION OF FAIR MARKET VALUE. The term "Fair Market Value" shall mean, the fair value of the applicable Security or other securities as of the applicable date on the basis of a sale of such Security or securities in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion (or, in the case of an Option, the fair value of the shares of Common Stock that may then be purchased or received by the holder of such Option upon exercise or conversion thereof, determined as described in this
Section 10, minus the exercise or conversion price applicable thereto). In determining such Fair Market Value, no discount shall be taken for constituting a minority interest and no upward adjustment or discount shall be taken relating to the fact that the Securities in question are subject to the restrictions and entitled to the rights provided hereunder. For purposes of Sections 6 or 7 of this Agreement, such Fair Market Value shall be determined: (i) in the case of any Securities or other securities to be valued representing less than ten percent (10%) of the then outstanding Registrable Securities, in good faith by the Board, and (ii) in the case of any Securities or other securities to be valued representing more than ten percent (10%) of the then outstanding Registrable Securities, absent any agreement between the Company and the holders of a majority of the Securities in question regarding such valuation, by an Independent Investment Banking Firm retained by the Company (the fees and expenses of which shall be shared in one-half shares by the Company, on the one hand, and the holders of Securities subject to such Fair Market Value determination, on the other hand) selected as follows: the Board shall propose three (3) Independent Investment Banking Firms, and the Independent Investment Banking Firm to perform the calculation shall be selected from such list of three by the holders of a majority of the Securities subject to such Fair Market Value determination.

      11. REMEDIES.

      11.1 Generally. The Company and all holders of Securities and Non-CS Warrant Securities shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company, any holder of Securities or any holder of Non-CS Warrant Securities. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

      11.2 Deposit. Without limiting the generality of Section 11.1, if any Investor (a "Non-Complying Investor") fails to deliver any certificate or certificates evidencing Securities that may be required to be sold pursuant to any provision of this Agreement in accordance with the terms hereof, the Company or other Person entitled to purchase or require the sale of such securities may, at its option, in addition to all other remedies it may have, deposit the purchase price for such Securities with any national bank or trust company having combined capital, surplus and undivided profits in excess of one hundred million dollars ($100,000,000) and which has agreed to act as escrow agent in the manner contemplated by this Section 11.2 and shall furnish or make available to all interested Persons satisfactory evidence of such deposit and thereupon the Company shall cancel on its books the certificate or certificates representing such Securities and, in the case of any such purchase of Securities by a Person other than the Company issue, in lieu thereof and in the name of such Person, a new certificate or certificates representing such Securities and thereupon all of the Non-Complying Investor's rights in and to such Securities shall terminate. Thereafter, upon delivery to the Company by such Non-Complying Investor of the certificate or certificates evidencing such Securities (duly endorsed, or with stock powers or other appropriate instruments of transfer duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any stock transfer tax stamps affixed), the Company shall instruct the escrow agent referred to above to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Person who deposited the purchase price for such Securities) to such Non-Complying Investor.

      12. LEGENDS.

      12.1 Securities Act Legend. Each certificate representing Securities or Non-CS Warrant Securities shall have the following legend endorsed conspicuously thereupon:
      "The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required."
      The legend required by this Section 12.1 shall cease to be required as to any particular Securities (i) when, in the opinion of Weil Gotshal & Manges, LLP or other counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act, or (ii) when such Securities shall have been registered under the Securities Act or transferred pursuant to Rule 144 thereunder. Whenever (x) such requirement shall cease and terminate as to any Securities or (y) such Securities shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in this Section 12.1.

      12.2 Amended and Restated Stockholders Agreement Legend. Each certificate representing Securities shall have the following legend endorsed conspicuously thereupon:
      "The securities represented by this certificate are subject to restrictions on voting and transfer and requirements of sale and the provisions as set forth in the Amended and Restated Stockholders Agreement dated as of September 26, 2006, as amended and in effect from time to time, and constitute _______ Securities as defined in such Amended and Restated Stockholders Agreement. The Company will furnish a copy of such agreement to the holder of this certificate without charge upon written request."
      Any person who acquires Securities which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Securities.

      12.3 Option-Eligible Shares Legend. Each certificate representing Option-Eligible Shares shall have the following legend endorsed conspicuously thereupon:
      "The securities represented by this certificate are Option-Eligible Shares (as defined in the Amended and Restated Stockholders Agreement) and are subject to purchase by the holders of the Junior Management Options (as defined in the Amended and Restated Stockholders Agreement) and the CS Option (as defined in the Amended and Restated Stockholders Agreement) under the terms and conditions described in Section 5 of the Amended and Restated Stockholders Agreement, and any transfer of these Option-Eligible Shares is subject to certain conditions specified in and must be in compliance with the terms of such Section 5 of the Amended and Restated Stockholders Agreement."
      The legend required by this Section 12.3 shall cease to be required (a) as to any particular Option-Eligible Shares, upon the exercise of a Junior Management Option or the CS Option with respect to such shares, or (ii) with respect to all Option-Eligible Shares, after all Junior Management Options and the CS Option have terminated pursuant to the terms of Section 5, and in any such event the holder thereof shall be entitled to receive from the Company, without expense, replacement certificates not bearing the legend set forth in this Section 12.3.

      12.4 Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Securities until the conditions specified in the foregoing legends are satisfied.

      13. AMENDMENT, TERMINATION, ETC.

      13.1 No Oral Modification. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

      13.2 Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, by an agreement in writing signed by holders of Securities representing each of (i) the Management Majority Holders, (ii) the CS Majority Holders, and (iii) Robert Gay (or in the event of a Gay Disability, any of the Gay Designated Directors); provided, however, that the consent of the Management Majority Holders shall not be required if the Management Investors, together with their Permitted Transferees, hold in the aggregate, directly or indirectly, less than ten percent (10%) of the outstanding shares of Common Stock (on a fully diluted basis); provided, further, that the consent of the CS Majority Holders shall not be required if the CS Investors, together with their Affiliates hold in the aggregate, directly or indirectly, less than ten percent (10%) of the outstanding shares of Common Stock (on a fully diluted basis); provided, further, that the consent of Robert
Gay (or in the event of a Gay Disability, any of the Gay Designated Directors) shall not be required if (i) the Management Investors, together with their Permitted Transferees, hold in the aggregate, directly or indirectly, less than ten percent (10%) of the outstanding shares of Common Stock (on a fully diluted basis), or (ii) the CS Investors, together with their Affiliates hold in the aggregate, directly or indirectly, less than ten percent (10%) of the outstanding shares of Common Stock (on a fully diluted basis); provided, further, that the consent of the Company shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights or obligations of the Company under this Agreement; and provided, further, that the consent of the Management Majority holders, Robert Gay (or in the event of a Gay Disability, one of the Gay Designated Directors), the CS Majority Holders and the Non-CS Majority Warrantholders, as applicable, shall be required for any amendment, modification, extension, termination or waiver which has a material adverse effect on the rights or obligations of such stockholders under this Agreement. Each party hereto and each holder of Securities or Non-CS Warrant Securities subject hereto may waive any of its rights hereunder by an instrument in writing signed by such party or holder.

      14. MISCELLANEOUS.

      14.1 Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

      14.2 Notices. Notices and other communications provided for in this Agreement shall be in writing and shall be effective (i) when one day shall have elapsed (exclusive of Saturdays, Sundays and banking holidays in the City of Boston) from their deposit for overnight delivery with Federal Express or other bonded courier (charges prepaid), addressed to the party or parties sought to be charged with notice of the same at the respective addresses set forth or referred to below, subject to written notice of change of address given by any party to each other party, (ii) when three (3) days shall have elapsed (exclusive of Saturdays, Sundays and banking holidays in the City of Boston) from their deposit in the U.S. mail, postage prepaid and registered or certified, addressed to the party or parties sought to be charged with notice of the same at the respective addresses set forth or referred to below, subject to written notice of change of address given by any party to each other party,
(iii) if delivered by
facsimile transmission to the facsimile numbers provided for below, upon receipt of facsimile confirmation, or (iv) if earlier, upon receipt.

If to the Company, to it at:

c/o ICON Health & Fitness, Inc.
875 South Main Street
Logan, Utah 84321
Fax: (435) 750-5238
Attention:  President

with a copy to:

Weil, Gotshal & Manges, LLP
100 Federal Street, 34th Floor
Boston, MA 02110
Fax: (617) 772-8333
Attention:  Charles W. Robins, Esq.


If to CS, to it at:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 16th Floor
New York, NY 10010-3629
Fax: (646) 935-7122
Attention:  Alan Freudenstein

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Fax: (212) 450-3800
Attention:  Nancy L. Sanborn, Esq.

If to SW, GS, Scott R. Watterson or Gary E. Stevenson, to them at:

c/o ICON Health & Fitness, Inc.
875 South Main Street
Logan, Utah 84321
Fax: (435) 750-5238

with a copy to:

Weil, Gotshal & Manges, LLP
100 Federal Street, 34th Floor
Boston, MA 02110
Fax: (617) 772-8333
Attention:  Charles W. Robins, Esq.

If to Robert Gay or to Gay, to them at:

2674 Sheltingham Drive
Wellington, FL 33414
Fax: (561) 792-6393

with a copy to:

Callister, Nebeker & McCullough
Zions Bank Building Suite 900
10 East South Temple
Salt Lake City, UT 84133
Fax: (801) 530 - 7354
Attention: Michael C. Walch, Esq.

if to the Non-CS Warrantholders, to them at:

c/o IBJ Whitehall Bank & Trust Company
One State Street
New York, New York 10004

with a copy to:

Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, New York 10028
Fax: (212) 310-8007
Attention:  Matthew D. Bloch, Esq.

If to any other Investor, to such Investor at the address set forth in the stock record book of the Company.
      Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

      14.3 Binding Effect, etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. No provision of this Agreement providing for the expiration of any provision by lapse of time or upon the occurrence of specified events or otherwise shall relieve any Person of liability for breach or violation prior to such expiration.

      14.4 Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

      14.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

      14.6 Severability. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

      14.7 Joint and Several Liability of the Company and ICON. ICON shall be jointly and severally liable in respect of all payment obligations of the Company under this Agreement.

      14.8 Third Party Beneficiaries. Solely for purposes of Sections 8 (other than Section 8.5), 11.1, 12.1, 13, 14 and 15 hereof, the Non-CS Warrantholders shall be deemed to be intended third-party beneficiaries of this Agreement and shall be bound hereby.

      14.9 Termination of Equity Commitment Letter. ICON, the Bain Entities, CS and certain of the Senior Management Investors have agreed on September 27, 1999, on behalf of themselves and their Affiliates that the letter agreement dated July 8, 1999 between ICON, the Bain Entities (or Affiliates thereof), CS and certain of the Senior Management Investors, as amended (the "Equity Commitment Letter"), was thereby terminated without further liability to any party thereunder and shall be of no further force and effect.

      14.10 Limitation on CS Acquisitions. Each CS Investor agrees that neither it nor any of its Affiliates shall acquire any shares of Common Stock or Options from any Third Party after the date hereof if, after giving effect to such acquisition, CS and its Affiliates would own (or be deemed to own) in the aggregate Equivalent Shares representing more than forty nine and one-half percent (49.5%) of the outstanding shares of Common Stock of the Company (on a fully diluted basis); provided, however, that this Section 14.10 shall not prohibit or otherwise restrict any CS Investor from (i) exercising and/or converting the CS Warrants, the CS Option and/or the CS Convertible Notes, (ii) acquiring shares of Common Stock or Options issued by the Company pursuant to an issuance approved by the Board, or (iii) purchasing membership interests pursuant to the Interests Purchase Agreement. Solely for purposes of this
Section 14.10, in calculating the number of Equivalent Shares owned by CS and its Affiliates, CS shall be deemed to have exercised the CS Warrants, the CS Option and the CS Convertible Notes in full. For purposes of this Section 14.10, the term "Third Party" means any Person other than a CS Investor or any of their respective Affiliates; provided, however, that such CS Investors and their respective Affiliates complied with the provisions of Section 14.10; and provided, further, that the term Third Party shall not include the LLC, the Company, ICON or any of their respective subsidiaries.

      15. GOVERNING LAW.

      15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

      15.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court, and
(c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each Party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 14.2 hereof is reasonably calculated to give actual notice. The provisions of this Section 15.2 shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal or state courts of the State of New York.

      15.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 15.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
      15.4 Reliance. Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of Section 15 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.
      [THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY: HF HOLDINGS, INC.
By
Title:

ICON:ICON HEALTH & FITNESS, INC.
By
Title:


THE LLC: HF INVESTMENT HOLDINGS, LLC
By
Title:



THE SENIOR MANAGEMENT
 INVESTORS:     By
Gary E. Stevenson, individually
By
Scott R. Watterson, individually


GS ICON LLC
By:
Name:
Title:

SW ICON LLC
By:
Name:
Title:




CREDIT SUISSE SECURITIES (USA) LLC
By:
Name:
Title:




BG ICON LLC
By:
Name:
Title:


By
Robert C. Gay



BCIP ASSOCIATES, L.P.
By: Bain Capital Investments LLC,
Its Managing General Partner
By:
Name:
Title:



INVERNESS/PHOENIX PARTNERS LP
By:
Name:
Title:

By
Estate of Stanley C. Tuttleman


By
Lee Ming Tsung




By
Wen-Chung Ko


            Solely for the purpose of amending and restating this Agreement:
BCP IV GRANTOR TRUST, a Trust and Assignee of Bain Capital Fund IV, L.P.
By: Bain Capital Investors, LLC,
Its Trustee
By:
Name:
Title:

BCIP TRUST ASSOCIATES, L.P.
By: Bain Capital Investors, LLC,
Its Managing General Partner
By:
Name:
Title:

EXECUTIVE CAPITAL PARTNERS I LP
By:
Name:
Title:


            Solely for the purpose of Section 3 of this Agreement:

By
Ron Mika

By
Lester W. B. Moore